UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts		01851
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 on Form 8-K/A (the “Form 8-K/A”) is being filed to correct certain information set forth in Exhibit 99.3 “Unaudited pro forma condensed combined financial information for the fiscal year ended October 3, 2014 and as of and for the three months ended January 2, 2015” filed with the Current Report on Form 8-K/A filed by M/A-COM Technology Solutions Holdings, Inc. (“MACOM”) on February 2, 2015, relating to historical and pro forma financial information for BinOptics Corporation (“BinOptics”). The unaudited pro forma condensed combined consolidated statement of operations for the quarter ended January 2, 2015 has been revised to include approximately $2.7 million of compensation expense in “Selling, general and administrative” for BinOptics relating to the buy-out of stock options of two directors of BinOptics as part of MACOM’s acquisition of BinOptics. As a corresponding adjustment was made to eliminate these one-time, acquisition related costs, this correction had no effect on the pro forma combined numbers in the unaudited pro forma condensed combined consolidated statement of operations for the quarter ended January 2, 2015.

This Form 8-K/A also provides an update on our patent infringement suit against Laird Technologies, Inc. as previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended January 2, 2015.

Item 8.01	Other Events.

MACOM brought a patent infringement suit against Laird Technologies, Inc. (“Laird”) in the Federal District Court for the District of Delaware on February 11, 2014, seeking monetary damages and a permanent injunction. The suit alleges that Laird infringes on our United States Patent No. 6,272,349 (the “‘349 Patent”), titled “Integrated Global Positioning System Receiver,” by making, using, selling, offering to sell or selling products incorporating an integrated global positioning receiver that include structure(s) recited in the ‘349 Patent, including global positioning system modules for automotive industry customers. Laird filed an answer and declaratory judgment claims of invalidity and noninfringement on June 30, 2014. MACOM filed a reply to the counterclaims on July 24, 2014.

MACOM filed a motion for preliminary injunction, seeking to enjoin Laird’s infringement pending full trial on the merits. The court granted the motion for a preliminary injunction on June 13, 2014 and required MACOM to post a bond of $4 million to secure the injunction. In granting the injunction, the court found that we are likely to succeed on the merits of the case at a full trial and that the equities weighed in favor of preliminarily enjoining Laird from making sales of its product until trial. Trial is scheduled to begin on May 16, 2016.

On February 2, 2015, Laird petitioned the U.S. Patent and Trademark Office for inter partes review of the 349 Patent. MACOM intends to vigorously defend this inter partes review.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information for the fiscal year ended October 3, 2014 and for the three months ended January 2, 2015, and notes related thereto, is filed as Exhibit 99.3 hereto.

(d)	Exhibits.

Exhibit No.	Description

99.3	Unaudited pro forma condensed combined financial information for the fiscal year ended October 3, 2014 and as of and for the three months ended January 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: February 5, 2015	By:	/s/ Robert J. McMullan
Robert J. McMullan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.3	Unaudited pro forma condensed combined financial information for the fiscal year ended October 3, 2014 and as of and for the three months ended January 2, 2015.